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                                                             EXHIBIT 4(a)(xxvii)

              SECOND WAIVER TO AMENDED AND RESTATED NOTE AGREEMENT

     Reference is hereby made to that certain 2001 Amended and Restated Note Agreement dated as of May 1, 2001 by and among THC SYSTEMS, INC. (the "Company"), ONEIDA LTD. (the "Guarantor"), ALLSTATE LIFE INSURANCE COMPANY ("Allstate Life"), ALLSTATE INSURANCE COMPANY ("Allstate") and PACIFIC LIFE INSURANCE COMPANY (together with Allstate Life and Allstate, the "Purchasers"), as amended by that certain (i) Waiver and Amendment No. 1 to 2001 Amended and Restated Note Agreement dated as of December 7, 2001, (ii) Amendment No. 2 to 2001 Amended and Restated Note Agreement dated as of April __, 2002 and (iii) Amendment No. 3 to 2001 Amended and Restated Note Agreement dated as of August __, 2002 (collectively, as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Note Agreement"). This Second Waiver to Amended and Restated Note Agreement is dated as of December 9, 2002 and hereinafter referred to as the "Second Waiver."

     WHEREAS, the Company and the Guarantor have notified the Purchasers that the Company and the Guarantor may restate their financial statements for certain prior periods in order to change the manner in which the Company and the Guarantor accounted for certain costs arising out of the Guarantor's acquisition of Delco International Ltd. in August 2000. The potential accounting adjustments, if implemented, would treat certain bonuses, consulting payments and inventory and acquisition costs as expenses in the period in which they were paid. A description of the proposed accounting adjustments, including the amounts thereof, are set forth in a Memorandum dated November 27, 2002 from the Guarantor to the Lenders which are parties to that certain Amended and Restated Credit Agreement dated as of April 27, 2001 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Credit Agreement") together with the Company and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Administrative Agent (such Memorandum together with schedules attached thereto are attached hereto as Exhibit A and referred to herein as the "Waiver Request");

     WHEREAS, the proposed accounting adjustments described in the Waiver Request, if fully implemented, will result in a reduction of the Company's and the Guarantor's Consolidated EBITDA for the fiscal quarters from October 28, 2000 through and including October 26, 2002, including reductions of $3,655,000, $2,845,000, and $2,780,000 in Consolidated EBITDA for the four quarters ended July 28, 2001, October 27, 2001 and January 26, 2002, respectively;

     WHEREAS, the reductions in the Company's and the Guarantor's Consolidated EBITDA described in the Waiver Request will cause the Company and the Guarantor to be in violation of (i) the Consolidated Leverage Ratio for each of the Fiscal Quarters ended July 28, 2001, October 27, 2001 and January 26, 2002, and (ii) the Consolidated Interest Coverage Ratio for each of the Fiscal Quarters ended October 27, 2001 and January 26, 2002; and

     WHEREAS, the Company and the Guarantor have requested that the Purchasers waive the violations of these financial covenants for such periods in the event the Company and the Guarantor elect to make the accounting adjustments described in the Waiver Request.

     NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Unless otherwise noted, all defined terms used herein shall have the meanings assigned to such terms in the Note Agreement.

     2. Waiver. In the event the Company and the Guarantor elect to make some or all of the accounting adjustments described in the Waiver Request, the Purchasers hereby waive the Events of Default created as a result of (a) the Company's and the Guarantor's failure to satisfy the Consolidated Leverage Ratio for each of the Fiscal


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Quarters ended July 28, 2001, October 27, 2001, and January 26, 2002, and (b)
the Company's and the Guarantor's failure to satisfy the Consolidated Interest Coverage Ratio for each of the Fiscal Quarters ended October 27, 2001 and January 26, 2002. This Second Waiver is limited to violations of the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio caused by the accounting adjustments described in the Waiver Request in amounts not to exceed the amounts set forth in the Waiver Request. This Second Waiver does not apply to any other Default or Event of Default (whether or not caused by the proposed accounting adjustments and whether or not presently existing or arising in the future) other than the financial covenant violations described above for the periods described above.

     3. Effectiveness. This Second Waiver shall become effective ("Effective Date") upon the Purchaser's receipt of (a) a signed counterpart of this Second Waiver duly executed and delivered by the Company and the Guarantor, (b) payment of a waiver fee in the amount of $5,000 to each Purchaser who executes and delivers to the Purchasers' counsel a signed counterpart of this Second Waiver before 5:00 p.m. (EST) on December 9, 2002, which waiver fee shall be fully earned and nonrefundable when paid, as well as payment in full of any outstanding legal fees and expenses of counsel to the Purchasers in connection with prior waivers and/or amendments, (c) an executed copy of that certain Waiver to Amended and Restated Credit Agreement of any corresponding events of default under the Credit Agreement, duly executed by the parties thereto and (d) when all of the conditions precedent set forth in Section 6 hereof have been met.

     4. Restated Financial Statements. In the event the Company and the Guarantor restate their financial statements for one or more prior periods in order to reflect the accounting adjustments described in the Waiver Request, the Company and the Guarantor shall promptly furnish to the Purchasers true and correct copies of such restated financial statements, together with the certificate of a Financial Officer of the Company and the Guarantor required by
Section 6.1(c) of the Note with respect to such restated financial statements, which Financial Officer may take into account the effect of this Second Waiver in making the certifications required by Section 6.1(c) of the Note Agreement.

     5. Representations and Warranties. The Company and the Guarantor hereby represent and warrant to the Purchasers that the following statements are true, correct and complete:

          5.1 Representations and Warranties. Each of the representations and warranties made by the Company and the Guarantor in the Note Agreement is true and correct on and as of the date of this Second Waiver.

          5.2 No Default or Event of Default. No Default or Event of Default has occurred and is continuing except for the Events of Default referenced in Paragraph 2 above.

          5.3 Execution, Delivery and Enforceability. This Second Waiver has been duly and validly executed and delivered by the Company and the Guarantor and constitutes the Company's and the Guarantor's legal, valid and binding obligations, enforceable against the Company and the Guarantor in accordance with its terms.

     6. Conditions to Effectiveness of Second Waiver. In addition to the conditions set forth in Section 3 hereof, this Second Waiver shall be effective only when and if each of the following conditions is satisfied:

          6.1 Secretary's Certificate. The Purchasers shall have received a certificate executed by the Secretary or Assistant Secretary of the Company and the Guarantor certifying the due authorization of this Second Waiver by the Company, the incumbency of the officer executing this Second Waiver, and any other legal matters relating to this Second Waiver, all in form and substance satisfactory to the Purchasers and their counsel.

          6.2 Consent of Subsidiary Guarantors. Each of the Subsidiary Guarantors shall have executed and delivered to the Purchasers the Consent of Guarantors attached to this Amendment.

          6.3 No Default or Event of Default; Accuracy of Representations and Warranties. After giving effect to this Second Waiver, no Default or Event of Default shall exist and each of the representations and warranties made by the Company or any of its Restricted Subsidiaries and the Guarantor herein and in or pursuant to


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the Subsidiary Guarantees, the Subordination Agreement or any of the Notes shall be true and correct in all material respects as if made on and as of the date on which this Second Waiver becomes effective.

     7. Confirmation of Agreement. Except as amended by this Second Waiver, all the provisions of the Note Agreement remain in full force and effect from and after the date hereof, and the Company and the Guarantor hereby ratify and confirm the Note Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Note Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Note Agreement as amended by this Second Waiver.

     8. Counterparts. This Second Waiver may be signed in any number of counter6parts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Second Waiver by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

     9. Governing Law. This Second Waiver shall be governed by and construed in accordance with the internal laws of the State of Illinois.

                            [SIGNATURE PAGE FOLLOWS]


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Dated as of this 6th day of December, 2002.

                                             THC SYSTEMS, INC.


                                             By: /s/ GREGG R. DENNY
                                                 -------------------------------
                                             Name: Gregg R. Denny
                                             Title: Chief Financial Officer


                                             ONEIDA LTD.


                                             By: /s/ GREGG R. DENNY
                                                 -------------------------------
                                             Name: Gregg R. Denny
                                             Title: Chief Financial Officer


                                             ALLSTATE LIFE INSURANCE COMPANY


                                             By: /s/ DANIEL C. LEIMBACH
                                                 -------------------------------


                                             By: /s/ JERRY D. ZINKULA
                                                 -------------------------------
                                                      Authorized Signatories


                                             ALLSTATE INSURANCE COMPANY


                                             By: /s/ DANIEL C. LEIMBACH
                                                 -------------------------------


                                             By: /s/ JERRY D. ZINKULA
                                                 -------------------------------
                                                      Authorized Signatories


                                             PACIFIC LIFE INSURANCE COMPANY


                                             By: /s/ CATHY SCHWARTZ
                                                 -------------------------------
                                             Its: Assistant Vice President


                                             By: /s/ DIANE W. DALES
                                                 -------------------------------
                                             Its: Assistant Secretary
                                                      Authorized Signatories


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                        CONSENT OF SUBSIDIARY GUARANTORS

     Each of the undersigned is a party to a Subsidiary Guarantee and is a Subsidiary Guarantor of the obligations of the Company and the Guarantor under the Note Agreement referred to in the foregoing Second Waiver. Each of the undersigned Subsidiary Guarantors hereby (a) consents to the foregoing Second Waiver, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Second Waiver, the obligations of each of the undersigned Subsidiary Guarantors are not impaired or affected, and the Subsidiary Guarantee continues in full force and effect, and (c) ratifies and affirms the terms and provisions of the Subsidiary Guarantee.

          IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Subsidiary Guarantors as of the 6th day of December, 2002.

BUFFALO CHINA, INC.                        DELCO INTERNATIONAL LTD.


By: /s/ GREGG R. DENNY                     By: /s/ GREGG R. DENNY
    ---------------------------------          ---------------------------------
Name: Gregg R. Denny                       Name: Gregg R. Denny
Title: Chief Financial Officer             Title: Chief Financial Officer


ENCORE PROMOTIONS, INC.                    SAKURA, INC.


By: /s/ GREGG R. DENNY                     By: /s/ GREGG R. DENNY
    ---------------------------------          ---------------------------------
Name: Gregg R. Denny                       Name: Gregg R. Denny
Title: Chief Financial Officer             Title: Chief Financial Officer


THC SYSTEMS INC.                           KENWOOD SILVER COMPANY, INC.


By: /s/ GREGG R. DENNY                     By: /s/ GREGG R. DENNY
    ---------------------------------          ---------------------------------
Name: Gregg R. Denny                       Name: Gregg R. Denny
Title: Chief Financial Officer             Title: Chief Financial Officer


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                                    EXHIBIT A

                                 Waiver Request

                                 (See attached)


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